Exhibit 10.21

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (“Agreement”) is made as of May 17, 2012 by and between Roundy’s, Inc., a Delaware corporation (the “Company”), and Patrick J. Condon, a director of the Company (the “Indemnitee”).

WHEREAS, the Company has concluded that to retain and attract talented and experienced individuals to serve as directors and officers of the Company, it is necessary for the Company to contractually indemnify directors and officers and to assume for itself maximum liability for expenses and damages in connection with claims against such directors and officers in connection with their service to the Company;

WHEREAS, Section 145 of the Delaware General Corporation Law (the “DGCL”), under which the Company is organized, empowers the Company to indemnify by agreement its directors, officers, employees and agents, and persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations or enterprises, and expressly provide that the indemnification provided by the DGCL is not exclusive;

WHEREAS, the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Company’s Amended and Restated Bylaws (the “Bylaws”) authorize the Company to provide indemnification and to advance expenses to the full extent permitted by Delaware law;

WHEREAS, Indemnitee is currently serving as a director of the Company and the Company wishes Indemnitee to continue his service in such capacity without concern of unwarranted personal liability arising out of or related to such services to the Company;

WHEREAS, the Company wishes to provide Indemnitee with an independent contractual right to indemnification and advancement of expenses in addition to those rights provided by the DGCL, the Certificate of Incorporation and the Bylaws.

NOW, THEREFORE, the Company and Indemnitee, intending to be legally bound, hereby agree as follows:

1. Indemnification in Third Party Proceedings. The Company shall indemnify, defend, and hold harmless Indemnitee from and against, and shall compensate and reimburse Indemnitee for, any Damages (as defined below) that are directly or indirectly suffered or incurred by Indemnitee as a result of, or are directly or indirectly connected with, any threatened, pending or completed action, suit or proceeding (other than an action, suit or proceeding by or in the right of the Company to procure a judgment in its favor), whether civil, criminal, administrative or investigative (a “Proceeding”), to which Indemnitee is or was a party, or is threatened to be made a party, by reason of, or arising from, the fact that Indemnitee is or was an officer of the Company or any of its subsidiaries or a member of the boards of directors of the Company or any of its subsidiaries (collectively, the “Company’s Board”), by reason of any action or inaction on the part of Indemnitee in his role as an officer of the Company or any of its subsidiaries or member of the Company’s Board, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of the Company or of another corporation, partnership, joint venture, trust or other enterprise; provided, however, that the Company shall not be obligated to indemnify Indemnitee under this Section 1 unless Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, Indemnitee had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that (i) Indemnitee did not act in good faith, (ii) Indemnitee did not act in a manner which Indemnitee reasonably believed to be in the best interests of the Company, or (iii) with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful. Anyone seeking to overcome the presumption that Indemnitee is entitled to indemnification under this Section 1 shall have the burden of proof and the burden of persuasion by clear and convincing evidence. “Damages” shall mean any Expenses (as defined below), judgments, fines or amounts paid in settlement actually and reasonably incurred by Indemnitee or on his behalf in connection with a Proceeding. “Expenses” shall mean any direct and indirect costs and expenses actually and reasonably incurred by Indemnitee or on his behalf in connection with the investigation, defense or appeal of a Proceeding, including any fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature, but shall not include the amount of any judgments, fines or amounts paid in settlement of any Proceeding.

2. Indemnification in Proceedings by or in the Right of the Company. The Company shall indemnify, defend, and hold harmless Indemnitee from and against, and shall compensate and reimburse Indemnitee for, any Expenses and, to the extent permitted by law, amounts paid in settlement that are directly or indirectly suffered or incurred by Indemnitee as a result of, or are directly or indirectly connected with, any threatened, pending or completed Proceeding by or in the right of the Company to procure a judgment in its favor, to which Indemnitee is or was a party, or is threatened to be made a party, by reason of, or arising from, the fact that Indemnitee is or was an officer of the Company or any of its subsidiaries or a member of the Company’s Board, by reason of any action or inaction on the part of Indemnitee in his role as an officer of the Company or any of its subsidiaries or a member of the Company’s Board or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of the Company or of another corporation, partnership, joint venture, trust or other enterprise; provided, however, that the Company shall not be obligated to indemnify Indemnitee under this Section 2: (1) unless Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; or (2) for any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company by a court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of his duty to the Company, unless and only to the extent that the court in which such Proceeding is or was pending shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for Expenses and then only to the extent that the court shall determine. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that (i) Indemnitee did not act in good faith, or (ii) Indemnitee did not act in a manner which Indemnitee reasonably believed to be in the best interests of the Company.

Anyone seeking to overcome the presumption that Indemnitee is entitled to indemnification under this Section 2 shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

3. Expenses; Indemnification Procedure.

(a) Advancement of Expenses. The Company shall advance all Expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding referenced in Sections 1 or 2 hereof (but not amounts actually paid in settlement of any such Proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined such Expenses were not reasonable or that Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Certificate of Incorporation or the Bylaws, the DGCL or otherwise. The advances to be made hereunder shall be paid by the Company to Indemnitee within ten (10) days following delivery of a written statement therefor by Indemnitee to the Company. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee. Any advances and undertakings to repay pursuant to this Section 3(a) shall be made without regard to the financial ability of Indemnitee to make repayment and shall be unsecured and interest free.

(b) Witness Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of, or arising from, the fact that Indemnitee is or was an officer of the Company or a member of the Company’s Board, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all expenses actually and reasonably incurred by him or on his behalf in connection therewith.

(c) Notice/Cooperation by Indemnitee. Indemnitee shall give the Company notice in writing as soon as practicable of the commencement of, or the threat of commencement of, any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the President of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(d) Procedure. Any indemnification provided for in Sections 1 or 2 shall be made no later than thirty (30) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Certificate of Incorporation or the Bylaws providing for indemnification, is not paid in full by the Company within thirty (30) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 20 of this Agreement, Indemnitee shall also be entitled to be paid for the Expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for Expenses incurred in connection with any Proceeding in advance of its final disposition) that Indemnitee has not met the standard of conduct which makes it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including the Company’s Board, any committee or subgroup of the Company’s Board, independent legal counsel, or the Company’s stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including the Company’s Board, any committee or subgroup of the Company’s Board, independent legal counsel, or the Company’s stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(e) Settlements. Notwithstanding anything to the contrary contained herein, the Company shall not be required to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s prior written consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s prior written consent. Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

(f) Selection of Counsel. In the event the Company shall be obligated under Section 3(a) hereof to pay the Expenses of any Proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of Indemnitee in such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided, that (i) Indemnitee shall have the right to employ his counsel in any such Proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then in each case, the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company, except as otherwise expressly provided in this Agreement.

4. Additional Indemnification Rights; Nonexclusivity.

(a) Scope. Notwithstanding any other provisions of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Certificate of Incorporation, the Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Company’s obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) Nonexclusivity. The provisions for indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Certificate of Incorporation, the Bylaws, any agreement, any vote of stockholders or disinterested directors, Delaware law, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. Indemnitee’s rights provided under this Agreement shall continue after Indemnitee has ceased acting as an officer of the Company or any of its subsidiaries or a member of the Company’s Board.

5. Partial Indemnification and Contribution.

(a) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines or amounts paid in settlement actually and reasonably incurred by him in the investigation, defense, settlement or appeal of any Proceeding, but is not entitled, however, to indemnification for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines or amounts paid in settlement to which Indemnitee is entitled. For purposes of this Section 5(a) and without limitation, the termination of any claim, issue or matter by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(b) Contribution. If the indemnification provided in this Agreement is unavailable in whole or in part and may not be paid to Indemnitee for any reason other than those explicitly set forth herein, then with respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permissible under applicable law, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, all Damages and Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

6. Determination of Right To Indemnification. Any indemnification under this Agreement shall be made by the Company unless a determination is made that indemnification of such Indemnitee is not proper in the circumstances because he has not met the applicable standards of conduct set forth in Sections 1 or 2, as applicable, hereof. Any such determination shall be made (i) by a majority vote of the directors who are not parties to the Proceeding in question (“disinterested directors”), even if less than a quorum, (ii) by a majority vote of a committee of disinterested directors designated by majority vote of disinterested directors, even if less than a quorum, (iii) by a vote of stockholders who are not at that time parties to the Proceeding in question holding a majority of the outstanding shares of stock of all classes entitled to vote on the matter, voting as a single class, (iv) by independent legal counsel, or (v) by a court of competent jurisdiction; provided, however, that if a Change in Control has occurred, the determination with respect to Indemnitee’s right to indemnification shall be made only by independent legal counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably delayed, conditioned or withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The

Company agrees to pay the reasonable fees of the independent legal counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

7. Reliance as Safe Harbor. For purposes of this Agreement, Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company in the course of their duties, or by committees of the Company’s Board, or by any other person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, employee or agent of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification hereunder.

8. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers or other advisors under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake to the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

9. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to applicable law (as determined by a court of competent jurisdiction), to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 9. If this Agreement or any portion hereof shall be held to be invalid, illegal or unenforceable for any reason whatsoever, then (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any provisions of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any provisions of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

10. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee or to advance Expenses in connection with any of the following:

(a) Excluded Acts. Any actions or omissions or transactions from which an officer or director of a corporation may not be relieved of liability under Delaware law;

(b) Claims Initiated by Indemnitee. Any Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification and/or advancement of Expenses arising under this Agreement, the Certificate of Incorporation, the Bylaws or any other statute or law, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Company’s Board finds it to be appropriate;

(c) Lack of Good Faith. Any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Proceeding was not made in good faith or was frivolous;

(d) Claims Under Section 16(b). Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute;

(e) Insurance Payments. Any claims for which payment is actually made to Indemnitee under a valid, enforceable and collectible insurance policy;

(f) Other Payments. To the extent that Indemnitee is indemnified and actually paid or Expenses are advanced otherwise than pursuant to this Agreement;

(g) Personal Advantage. If it is proved by final judgment in a court of law or other final adjudication to have been based upon or attributable to Indemnitee’s in fact having gained any personal profit or advantage to which he was not legally entitled; or

(h) Unlawful Indemnification. If a final decision by a court having jurisdiction in the matter shall determine that such indemnification or advancement of Expenses is not lawful.

11. Remedies of Indemnitee. In the event that (i) the Company makes a determination that Indemnitee is not entitled to indemnification under Sections 1 or 2 of this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 3 of this Agreement, or (iii) payment of indemnification is not made pursuant to this Agreement within thirty (30) days after receipt by the Company of a written request therefor, Indemnitee shall be entitled to an adjudication in an appropriate court in the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification and shall be entitled to reimbursement of Expenses incurred in connection therewith in accordance with Section 20.

12. Insurance. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or any other corporation, partnership, joint venture, trust or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies.

13. Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee,

who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

14. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

15. Effectiveness of Agreement. To the extent that the indemnification permitted under the terms of certain provisions of this Agreement exceeds the scope of the indemnification provided for under Delaware law, such provisions shall not be effective unless and until the indemnification permitted by such provisions comes within the scope of the indemnification provided for under Delaware law. In all other respects, the balance of this Agreement shall be effective as of the date set forth on the first page.

16. Enforcement. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer of the Company or any of its subsidiaries and/or a member of the Company’s Board, and the Company acknowledges that Indemnitee is relying upon this Agreement as consideration for serving as an officer of the Company or any of its subsidiaries or a member of the Company’s Board.

17. Construction of Certain Phrases.

(a) For purposes of this Agreement, “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended; provided, however, that Beneficial Owner shall exclude any person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

(b) For purposes of this Agreement, a “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) Acquisition of Stock by Third Party. Any person, other than the Willis Stein Group and other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the Beneficial Owner (as defined above), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities, unless the change in relative Beneficial Ownership of the Company’s securities by any person results solely from a reduction in the aggregate number of outstanding securities entitled to vote generally in the election of directors;

(ii) Change in Board of Directors. During any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the board of directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 17(b)(i), 17(b)(iii) or 17(b)(iv)) whose election by the board of directors of the Company or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the board of directors of the Company;

(iii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity; and

(iv) Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, or, if such approval is not required, the decision by the board of directors of the Company to proceed with such a liquidation, sale or disposition in one transaction or a series of related transactions.

(c) For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(d) For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any ERISA excise taxes or penalties; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

19. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns. This Agreement will continue in effect whether Indemnitee continues to serve as an officer or director of the Company or any of its subsidiaries or any other enterprise at the Company’s request.

20. Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, Indemnitee shall be entitled to be paid all court costs and Expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and Expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action was made in bad faith or was frivolous.

21. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail, properly addressed with postage prepaid, on the third business day after the date postmarked; otherwise a notice shall be deemed duly given when such notice shall be actually received by the addressee. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice. The failure to notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise.

22. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such wavier constitute a continuing waiver.

23. Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

AGREED TO AND ACCEPTED

INDEMNITEE:	ROUNDY’S, INC.

/s/ PATRICK J. CONDON	/s/ EDWARD G. KITZ
By: Patrick J. Condon	By: Edward G. Kitz
Address: 726 Stonebridge Road Frankfort, IL 60423	Title: Group VP—Legal, Risk & Treasury_ Address: 875 East Wisconsin Ave Milwaukee, WI 53202